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                                                                     Exhibit 8.1



                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                                  April 17, 2001





AT&T Corp.
32 Avenue of the Americas
New York, New York  10013

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-4 of AT&T Corporation, a corporation organized under the laws of the State of New York ("AT&T").

                  The Registration Statement sets forth our opinion in the section entitled "Material U.S. Federal Income Tax Consequences--U.S. Federal Income Tax Consequences--Exchange Offer."

                  We hereby confirm our opinion in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ Wachtell, Lipton, Rosen & Katz


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